UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2009

______________

DRI Corporation
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code	(214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     Results of Operations and Financial Condition

On March 31, 2009, DRI Corporation announced that it posted net sales of $70.6 million – an increase of approximately 22 percent–for its fiscal year ended Dec. 31, 2008, as compared to sales for the same period in 2007.

The Company also announced in a press release that it has filed an amended Form 10-Q for second quarter 2008.

The Company also announced in a press release a positive outlook for fiscal year 2009.

The Company also announced in a press release that management will discuss fourth quarter and fiscal year 2008 results during an investors’ conference call on April 2, 2009, at 11 a.m. (Eastern).

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 7.01.     Regulation FD Disclosure

The Company incorporates by reference the information included in Item 2.02 and Item 9.01 of this Form 8-K. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01.     Financial Statements and Exhibits

(a)	Exhibits.
99.1 Press release dated March 31, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRI CORPORATION

Date:	March 31, 2009	By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Vice President, Chief Financial Officer, Secretary, and Treasurer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release dated March 31, 2009.